ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

Enterprise Bancorp, Inc.
parent company of Enterprise Bank

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP/IDENTIFIER			XXXXXX XX X
Holder ID			XXXXXXXXXX
Insurance Value			1,000,000.00
Number of Shares			123456
DTC		12345678	123456789012345
Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

COMMON STOCK **COMMON STOCK**

PAR VALUE $.01

Certificate Number
ZQ00000000

Shares
000000***************
000000*************
****000000***************
*****000000**************
******000000*************

Enterprise Bancorp, Inc.
parent company of Enterprise Bank

ENTERPRISE BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MASSACHUSETTS

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 293668 10 9

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com

FULLY PAID SHARES OF THE COMMON STOCK, $.01 PAR VALUE PER SHARE, OF

Enterprise Bancorp, Inc., a business corporation ("Corporation"), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. The stock represented by this Certificate does not represent a deposit and is not otherwise insured by the Federal Deposit Insurance Corporation or any other governmental agency. This Certificate is not valid until signed by the proper officers of the Corporation and countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused this Certificate to be executed by its duly authorized officers and sealed with the facsimile seal of the Corporation.

Chief Executive Officer

Treasurer

ENTERPRISE BANCORP, INC. INCORPORATED SEAL MASSACHUSETTS

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ____________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

Printed by DATA BUSINESS FORMS

1234567

ENTERPRISE BANCORP, INC.

The shares of Common Stock represented by this Certificate are issued subject to all the provisions of the Articles of Organization and By-laws of Enterprise Bancorp, Inc. (the "Corporation") as from time to time amended, to all of which the holder by acceptance hereof assents.

The Corporation has more than one class of stock authorized to be issued. The Corporation will furnish without charge to the holder of this Certificate, upon written request to the Treasurer of the Corporation, a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation as set forth in the Articles of Organization of the Corporation as from time to time amended.

The Articles of Organization provide, with certain exceptions, that no person (as defined by the Articles of Organization) shall directly or indirectly acquire or offer to acquire the beneficial ownership of more than 10% of any class of outstanding equity securities of the Corporation. Shares acquired in excess of this limitation will not be entitled to vote on any matter and may be required to be transferred to an independent trustee for sale on the open market or otherwise. The Corporation will furnish without charge to the holder of this Certificate, upon written request to the Treasurer of the Corporation, a copy of the full text of the provisions limiting beneficial ownership of the Corporation's equity securities as set forth in the Articles of Organization of the Corporation as from time to time amended.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Renewal Rights Agreement between Enterprise Bancorp, Inc. (the "Company") and Computershare Trust Company, N.A. (or any successor rights agent (the "Rights Agent") dated as of December 11, 2007, as amended by that certain Amendment No. 1 to Renewal Rights Agreement dated as of January 5, 2018, and as it may from time to time be further amended or supplemented (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights beneficially owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person, or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT- ....Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties	under Uniform Gifts to Minors Act .... (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT ....Custodian (until age. . .). . . . . (Cust) (Minor) under Uniform Transfers to Minors Act. . . . . (State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: ____20__________________

Signature: ____

Signature: ____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that the named transfer agent ("we") report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.

1234567